Exhibit 99.1

OMEGA PROTEIN CONTINUES HUMAN NUTRITION SEGMENT INTEGRATION

HOUSTON, January 6, 2015 – Omega Protein Corporation (NYSE: OME), a nutritional product company and a leading integrated provider of specialty oils, essential fatty acids and specialty protein products, today announced plans to further integrate its Nutegrity human nutrition businesses. Nutegrity, which includes three businesses acquired from 2010 to 2013, and Bioriginal, acquired in September 2014, comprise the Company’s human nutrition segment.

The Company plans to further consolidate oversight of the manufacturing operations of Nutegrity and its animal nutrition segment to leverage its operational expertise and innovation across segments. These manufacturing operations will be led by Montgomery Deihl, Senior Director of Operations. Mr. Deihl previously managed the Company’s fishing operations and human nutrition grade fish oil refining and concentration facilities and reports directly to Bret Scholtes, President and Chief Executive Officer.

“We remain focused on prudently and strategically integrating our acquired and legacy businesses,” commented Mr. Scholtes. “We believe this change will enable us to better leverage our manufacturing and operational strengths, drive innovation, and improve the performance of our human nutrition segment.”

This change will complement the Company’s integration of its Nutegrity and Bioriginal sales teams currently underway. The Nutegrity sales team continues to be led by the Company’s Chief Commercial Officer, Matthew Phillips, and the Bioriginal operations and sales teams continue to be led by Joseph Vidal, President of Bioriginal, both reporting directly to Mr. Scholtes. In connection with these changes, Terry Olson, formerly President of Nutegrity, has transitioned into a non-executive role effective January 1, 2015 and is expected to leave the Company by March 31, 2015.

About Omega Protein Corporation

Omega Protein Corporation (NYSE:OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils and essential fatty acids, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 fishing vessels to harvest menhaden, a fish abundantly found off of the coasts of the Atlantic Ocean and Gulf of Mexico. For more information, please visit www.omegaprotein.com.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “plans,” “anticipates,” “do not anticipate,” “see,” “do not see,” “should,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s expectations or beliefs regarding its integration plans proving to be incorrect; (2) effects of the Company’s integration plans that may not have been foreseen by the Company; (3) the Company’s ability to realize the anticipated benefits from its acquisitions in the human nutrition business, and specifically, to integrate successfully its recent acquisition of Bioriginal; and (4) the Company’s expectations regarding Nutegrity or Bioriginal, their future prospects and the dietary supplement market or the human health and wellness segment generally, proving to be incorrect. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K.

Contact
Investor Relations
(713) 623-0060
hq@omegahouston.com